Exhibit 99.1

News Release

Worksport Brand of Truck Bed Tonneau Covers to be Distributed by Amazon

In a year of multiple leaps forward for Worksport in intellectual property, access to Amazon marketplace is expected to be major development.

TORONTO – February 12, 2020 — Franchise Holdings International Inc., (OTCQB: FNHI) (or the “Company”) Worksport Ltd.’s parent company, expects to soon begin distribution of Worksport tonneau covers for the light truck market through the Amazon.com, Inc. Marketplace.

“In a year of major developments, such as three new granted U.S. patents in 2019, the new relationship with Amazon, a $282 billion company, is expected to start 2020 with another giant leap forward,” said Worksport and FNHI CEO Steve Rossi. “For Worksport to distribute our products in the U.S., our principal market, with one of the world’s greatest companies, is something about which we are incredibly proud and excited.”

Rossi believes the Amazon relationship will be a key driver in Worksport’s revenue growth and brand recognition in coming 12-24 months. Amazon ships an average of 608 million packages each year, which equates to (an estimated) 1,600,000 packages a day. “As any observer would realize, access to this channel is expected to mean a great deal to FHNI and Worksport,” Rossi said. “In a year in which importantly protected our valuable intellectual property, this development is like the icing on the cake, almost beyond our wildest imagination.”

Rossi added that when the partnership is completed and signed, Amazon will purchase and stock its products from Worksport and Worksport will set the Minimum Advertised Pricing (MAP) and monitor the price. Worksport is working to stock materially different and non competing model covers that are unique to Amazon as a way of protecting its many present dealers and distributors. “We will not sell the same light truck tonneau covers to two different markets,” Rossi said. “Both channels will be protected using exclusive product configurations.”

The terms of the agreement will be finalized over the coming weeks and the company expects to grow this relationship to global distribution in prime markets.

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About Worksport Ltd.

Worksport Ltd., a fully owned subsidiary of Franchise Holdings International. Inc. is an innovative manufacturer of high quality, functional, and aggressively priced tonneau/truck bed covers for light trucks like the F150, Sierra, Silverado, Canyon, RAM, and Ford F-Series. For more information please visit www.worksport.com

About Franchise Holdings International

Listed on the OTCQB Market under the trading symbol “FNHI” and currently in the process of a dual listing on a Canadian Stock Exchange, Franchise Holdings International’s strategy is to acquire business in the fastest growing business segments and to create shareholder value in the process. Once a business of interest is acquired, our mission is to further develop and accelerate the growth for all of our acquired subsidiaries. Currently the Corporation has one fully owned subsidiary, Worksport Ltd.

For further information please contact:

Mr. Steven Rossi

CEO & Director

Franchise Holdings International

T: 1-888-554-8789

E: Investors@franchiseholdingsinternational.com

Website: www.FranchiseHoldingsInternational.com

Forward-Looking Statements

This document may contain forward-looking statements, relating to Franchise Holdings International Inc. operations or to the environment in which it operates, which are based on Franchise Holdings International Inc. operations, estimates, forecasts and projections. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict, and/or are beyond Franchise Holdings Internationals Inc.’s control. A number of important factors could cause actual outcomes and results to differ materially from those expressed in these forward-looking statements. Consequently, readers should not place any undue reliance on such forward-looking statements. Franchise Holdings International Inc. disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. No Stock Exchange or Regulation Services Provider accepts responsibility for the adequacy or accuracy of this release.